UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 5, 2017

KORN/FERRY INTERNATIONAL

(Exact name of registrant as specified in its charter)

Delaware	001-14505	95-2623879
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1900 Avenue of the Stars, Suite 2600

Los Angeles, California 90067

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (310) 552-1834

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company              ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 2.02 Results of Operations and Financial Condition.

On September 6, 2017, Korn/Ferry International (the “Company”) issued a press release announcing its first quarter fiscal year 2018 results. A copy of the press release is attached hereto as Exhibit 99.1. The information in this Item 2.02 and the exhibit hereto are furnished to, but not filed with, the Securities and Exchange Commission.

Item 8.01 Other Events.

On September 5, 2017, the Board of Directors of the Company declared a cash dividend of $0.10 per share that will be paid on October 13, 2017 to holders of the Company’s common stock of record at the close of business on September 27, 2017. The declaration and payment of future dividends under the quarterly dividend policy will be at the discretion of the Board of Directors and will depend upon many factors, including the Company’s earnings, capital requirements, financial conditions, the terms of the Company’s indebtedness and other factors that the Board of Directors may deem to be relevant. The Company may amend, revoke or suspend the dividend policy at any time and for any reason at its discretion.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit 99.1	Press Release, dated September 6, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KORN/FERRY INTERNATIONAL
(Registrant)

Date: September 6, 2017	/s/ ROBERT P. ROZEK
(Signature)
	Name:	Robert P. Rozek
	Title:	Executive Vice President, Chief Financial Officer and Chief Corporate Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release, dated September 6, 2017